UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Stockholders of Athenex, Inc. (the “Company”) held on June 11, 2019, the stockholders voted on the matters described below.

1.

The Company’s stockholders elected three Class II directors to serve for a term of three years expiring in 2022 and until their successors are elected and qualified or, if sooner, until their earlier death, resignation or removal. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld
Kim Campbell	25,665,194	735,757
Manson Fok	24,648,388	1,752,563
John Moore Vierling, M.D.	26,308,167	92,784

There were 10,963,994 broker non-votes with respect to the election of each director. Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares on a non-routine proposal.

2.

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
37,251,062	110,355	3,528

There were no broker non-votes with respect to the ratification of the appointment of Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: June 13, 2019	/s/ Randoll Sze
	Name:	Randoll Sze
	Title:	Chief Financial Officer

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